Astec Industries, Inc.
News Release
   1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax 899-4456

ASTEC INDUSTRIES REPORTS SECOND QUARTER RESULTS

CHATTANOOGA, Tenn. (July 20, 2010) – Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for their second quarter ended June 30, 2010.

       The Company reported net income attributable to controlling interest of $10.3 million for the second quarter of 2010 compared to $7.7 million for the second quarter of 2009 for an increase of 33.8%.  Net income attributable to controlling interest for the second quarter of 2010 was $0.45 per diluted share compared to $0.34 per diluted share for the second quarter of 2009 for a 32.4% increase.

Revenues for the second quarter of 2010 were $209.2 million compared with $188.8 million for the second quarter of 2009 for a 10.8% increase.  Domestic sales were $129.2 million during the second quarter of 2010 compared to $129.2 million during the second quarter of 2009.  International sales accounted for $80.0 million of revenues during the second quarter of 2010 compared to $59.6 million during the second quarter of 2009 and accounted for 38.2% of total sales for the second quarter of 2010 compared to 31.6% for the second quarter of 2009.

The Company’s backlog at June 30, 2010 was $139.7 million compared to $133.6 million at June 30, 2009 for a 4.6% increase.

Consolidated financial statements for the second quarter ended June 30, 2010 and additional information related to segment revenues and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “Considering the state of our economy, we are pleased with our second quarter results.  We continue to develop and introduce new products and apply existing products in the mining and energy industries, and grow international sales.”

Dr. Brock continued, “We remain concerned about the lack of action by Congress on a new 6-year highway bill.  Our customers will remain cautious and reluctant to make major capital expenditure commitments until a bill is passed in Washington.  In general, customers are only purchasing equipment needed for current jobs.  Customers continue to purchase components, assemblies and parts for maintaining or increasing production, but a multi-year highway bill should give our customers the confidence to expand their production capacity by purchasing entire plants or installations.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on July 20, 2010 at 10:00 A.M. Eastern Time to review its second quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website: www.astecindustries.com/conferencecalls.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Tuesday, August 3, 2010 by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 353865.  A transcription of the conference call will be made available under the Investor Relation section of the Astec Industries, Inc. website within 5 business days after the call.

 Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s equipment and manufacturing operations are divided into four primary business groups:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  The Other Group contains wood processing equipment manufacturing and Australian distribution for several of the Astec companies as well as Corporate.

The information contained in this press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company’s financial performance for the remainder of 2010, the effects on the Company from its backlog, the effects of the economic downturn, the continued growth of our international business, and the status of the multi-year highway bill.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, future downturns in the economy, rising oil and liquid asphalt prices, rising steel prices, the affect of any future federal stimulus package, decreased funding for highway projects, tax and healthcare reform, the relative strength/weakness of the dollar to foreign currencies, production capacity, general business conditions in the industry, demand for the Company’s products, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, lower than expected margins on custom equipment orders, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2009.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Secretary / Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com

Astec Industries, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30	June 30
	2010	2009
Assets
Current assets
Cash and cash equivalents	$81,989	$10,153
Receivables, net	84,736	87,059
Inventories	224,279	266,751
Prepaid expenses and other	18,205	23,092
Total current assets	409,209	387,055
Property and equipment, net	167,952	170,149
Other assets	34,035	48,040
Total assets	$611,196	$605,244
Liabilities and equity
Current liabilities
Revolving credit loan	$-	$11,909
Accounts payable - trade	37,469	37,262
Other accrued liabilities	73,030	66,669
Total current liabilities	110,499	115,840
Other non-current liabilities	28,598	29,145
Total equity	472,099	460,259
Total liabilities and equity	$611,196	$605,244

Astec Industries, Inc.
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
Net sales	$209,249	$188,843	$402,704	$394,148
Cost of sales	162,571	145,935	309,884	307,529
Gross profit	46,678	42,908	92,820	86,619
Selling, general, administrative & engineering expenses	30,824	31,607	63,542	63,034
Income from operations	15,854	11,301	29,278	23,585
Interest expense	135	170	259	352
Other income, net of expenses	122	810	610	775
Income before income taxes	15,841	11,941	29,629	24,008
Income taxes	5,511	4,166	10,467	8,836
Net income	10,330	7,775	19,162	15,172
Net income (loss) attributable to non-controlling interest	22	26	60	(9)
Net income attributable to controlling interest	$10,308	$7,749	$19,102	$15,181

Earnings per Common Share
Net income attributable to controlling interest
Basic	$0.46	$0.35	$0.85	$0.68
Diluted	$0.45	$0.34	$0.84	$0.67

Weighted average common shares outstanding
Basic	22,507,078	22,435,037	22,490,431	22,432,804
Diluted	22,832,785	22,735,770	22,800,223	22,699,619

Astec Industries, Inc.
Segment Revenues and Profits
For the three months ended June 30, 2010 and 2009
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2010 Revenues	65,362	67,000	47,231	13,636	16,020	209,249
2009 Revenues	69,578	55,452	36,859	17,145	9,809	188,843
Change $	(4,216)	11,548	10,372	(3,509)	6,211	20,406
Change %	(6.1%)	20.8%	28.1%	(20.5%)	63.3%	10.8%

2010 Gross Profit	14,961	15,199	12,233	868	3,417	46,678
2010 Gross Profit %	22.9%	22.7%	25.9%	6.4%	21.3%	22.3%
2009 Gross Profit	18,468	13,252	8,733	276	2,179	42,908
2009 Gross Profit %	26.5%	23.9%	23.7%	1.6%	22.2%	22.7%
Change	(3,507)	1,947	3,500	592	1,238	3,770

2010 Profit (Loss)	7,574	4,973	6,264	(1,901)	(6,069)	10,841
2009 Profit (Loss)	11,281	3,949	4,346	(4,241)	(6,978)	8,357
Change $	(3,707)	1,024	1,918	2,340	909	2,484
Change %	(32.9%)	25.9%	44.1%	55.2%	13.0%	29.7%

Certain amounts for 2009 have been reclassified to conform with the 2010 presentation.

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.
A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows:

	For the three months ended June 30
	2010	2009
Total profit for all segments	$10,841	$8,357
Net income attributable to non-controlling interest in subsidiary	(22)	(26)
Elimination of intersegment profit	(511)	(582)
Net income attributable to controlling interest	$10,308	$7,749

Astec Industries, Inc.
Segment Revenues and Profits
For the six months ended June 30, 2010 and 2009
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2010 Revenues	135,423	125,919	89,314	22,563	29,485	402,704
2009 Revenues	152,829	107,029	68,263	37,391	28,636	394,148
Change $	(17,406)	18,890	21,051	(14,828)	849	8,556
Change %	(11.4%)	17.6%	30.8%	(39.7%)	3.0%	2.2%

2010 Gross Profit	35,168	28,386	22,743	511	6,012	92,820
2010 Gross Profit %	26.0%	22.5%	25.5%	2.3%	20.4%	23.0%
2009 Gross Profit	39,091	24,394	15,353	3,035	4,746	86,619
2009 Gross Profit %	25.6%	22.8%	22.5%	8.1%	16.6%	22.0%
Change	(3,923)	3,992	7,390	(2,524)	1,266	6,201

2010 Profit (Loss)	20,369	7,795	11,475	(5,443)	(13,579)	20,617
2009 Profit (Loss)	23,280	5,721	6,351	(6,582)	(13,814)	14,956
Change $	(2,911)	2,074	5,124	1,139	235	5,661
Change %	(12.5%)	36.3%	80.7%	17.3%	1.7%	37.9%

Certain amounts for 2009 have been reclassified to conform with the 2010 presentation.

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.
A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows:

	For the six months ended June 30
	2010	2009
Total profit for all segments	$20,617	$14,956
Net (income) loss attributable to non-controlling interest in subsidiary	(60)	9
Recapture (elimination) of intersegment profit	(1,455)	216
Net income attributable to controlling interest	$19,102	$15,181

Astec Industries, Inc.
Backlog by Segment
June 30, 2010 and 2009
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2010 Backlog	66,201	48,612	11,189	7,865	5,825	139,692
2009 Backlog	54,181	65,734	1,886	7,500	4,283	133,584
Change $	12,020	(17,122)	9,303	365	1,542	6,108
Change %	22.2%	(26.0%)	493.3%	4.9%	36.0%	4.6%